Exhibit 99.1
Starbucks Reports Q4 and Full Year Fiscal 2023 Results
Q4 Consolidated Net Revenues Up 11% to a Record $9.4 Billion
Q4 Comparable Store Sales Up 8% Globally; Up 8% in North America; Up 5% in International
Q4 GAAP EPS $1.06; Non-GAAP EPS $1.06 Driven by Strong Global Performance; Reinvention Execution
International Surpasses 20,000 Stores, Propelling Global Count to Record 38,038
Q4 Active U.S. Starbucks® Rewards Membership Reaches 32.6 Million, Up 14% Over Prior Year

SEATTLE; November 2, 2023 – Starbucks Corporation (Nasdaq: SBUX) today reported financial results for its 13-week fiscal fourth quarter ended October 1, 2023. GAAP results in fiscal 2023 and fiscal 2022 include items that are excluded from non-GAAP results. Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release for more information.

Q4 Fiscal 2023 Highlights

•Global comparable store sales increased 8%, driven by a 4% increase in average ticket and 3% increase in comparable transactions
◦North America and U.S. comparable store sales increased 8%, driven by a 6% increase in average ticket and 2% increase in comparable transactions
◦International comparable store sales increased 5%, driven by a 6% increase in comparable transactions and 1% decline in average ticket; China comparable store sales increased 5%, driven by an 8% increase in comparable transactions and a 3% decline in average ticket
•The company opened 816 net new stores in Q4, ending the period with 38,038 stores: 52% company-operated and 48% licensed
◦At the end of Q4, stores in the U.S. and China comprised 61% of the company’s global portfolio, with 16,352 and 6,806 stores in the U.S. and China, respectively
•Consolidated net revenues up 11%, to a record $9.4 billion, or 12%, excluding a 1% unfavorable impact from foreign currency translation
•GAAP operating margin of 18.2% increased from 14.2% in the prior year, primarily driven by in-store operational efficiencies, sales leverage and pricing. This expansion was partially offset by previously committed investments in store partner wages and higher general and administrative costs related to our Reinvention Plan.
◦Non-GAAP operating margin of 18.2% increased from 15.1% in the prior year
•GAAP earnings per share of $1.06 grew 39% over prior year
◦Non-GAAP earnings per share of $1.06 grew 31% over prior year
•Starbucks Rewards loyalty program 90-day active members in the U.S. increased to 32.6 million, up 14% year-over-year

Full Year Fiscal 2023 Highlights

•Global comparable store sales increased 8%, driven by a 5% increase in average ticket and 3% increase in comparable transactions
◦North America and U.S. comparable store sales increased 9%, driven by a 6% increase in average ticket and 3% increase in comparable transactions
◦International comparable store sales increased 5%, driven by a 5% increase in comparable transactions; China comparable store sales increased 2%, driven by a 4% increase in comparable transactions and 2% decline in average ticket
•Consolidated net revenues up 12%, to a record $36.0 billion, or 14%, excluding a 2% unfavorable impact from foreign currency translation
•GAAP operating margin of 16.3% increased from 14.3% in the prior year, primarily driven by pricing, sales leverage and in-store operational efficiencies. This expansion was partially offset by previously committed investments in store partner wages and higher general and administrative costs related to our Reinvention Plan.

◦Non-GAAP operating margin of 16.1% increased from 15.1% in the prior year
•GAAP earnings per share of $3.58 grew 27% over prior year
◦Non-GAAP earnings per share of $3.54 grew 20% over prior year

“We finished our fourth quarter and full fiscal year strong, delivering on the higher end of our full-year guidance. Our Reinvention is moving ahead of schedule, fueling revenue growth, efficiency and margin expansion,” commented Laxman Narasimhan, chief executive officer. “Notably, we continue to see the positive impact of our Reinvention on our partner and customer experiences, proof points that we can continue to create, grow and strengthen our business while creating value for all. As we enter the current year, in the face of macro uncertainty, we remain confident in the momentum throughout our business and headroom globally. We expect sustained momentum throughout the company for years to come,” Narasimhan added.

“Our strong full fiscal year 2023 performance demonstrated our durable long-term growth and Reinvention plan execution,” commented Rachel Ruggeri, chief financial officer. “We are proud that our full fiscal year 2024 guidance will be grounded on a balance of both revenue growth and margin expansion,” Ruggeri added.

Q4 North America Segment Results

	Quarter Ended		Change (%)
($ in millions)	Oct 1, 2023	Oct 2, 2022
Change in Comparable Store Sales (1)	8%	11%
Change in Transactions	2%	1%
Change in Ticket	6%	10%
Store Count	17,810	17,295	3%
Revenues	$6,900.0	$6,134.4	12%
Operating Income	$1,601.4	$1,141.8	40%
Operating Margin	23.2%	18.6%	460 bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours due to the COVID-19 pandemic remain in comparable store sales while stores identified for permanent closure have been removed.

Net revenues for the North America segment grew 12% over Q4 FY22 to $6.9 billion in Q4 FY23, primarily driven by an 8% increase in comparable store sales, driven by a 6% increase in average ticket and a 2% increase in comparable transactions, net new company-operated store growth of 4% over the past 12 months, as well as strength in our licensed store sales.

Operating income increased to $1.6 billion in Q4 FY23 compared to $1.1 billion in Q4 FY22. Operating margin of 23.2% expanded from 18.6% in the prior year, primarily driven by in-store operational efficiencies, sales leverage and pricing. This expansion was partially offset by previously committed investments in store partner wages and benefits.

Q4 International Segment Results

	Quarter Ended		Change (%)
($ in millions)	Oct 1, 2023	Oct 2, 2022
Change in Comparable Store Sales (1)	5%	(5)%
Change in Transactions	6%	(5)%
Change in Ticket	(1)%	(1)%
Store Count	20,228	18,416	10%
Revenues	$1,979.9	$1,777.0	11%
Operating Income	$301.3	$217.6	38%
Operating Margin	15.2%	12.2%	300 bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours due to the COVID-19 pandemic remain in comparable store sales while stores identified for permanent closure have been removed.

Net revenues for the International segment grew 11% over Q4 FY22 to $2.0 billion in Q4 FY23, primarily driven by net new company-operated store growth of 12% over the past 12 months as well as growth in our licensed store revenue including higher product sales and royalty revenues. Also contributing to the increase was a 5% increase in comparable store sales, driven by a 6% increase in comparable transactions and a 1% decline in average ticket. These increases were partially offset by an approximately 3% unfavorable impact from foreign currency translation.

Operating income increased to $301.3 million in Q4 FY23 compared to $217.6 million in Q4 FY22. Operating margin of 15.2% expanded from 12.2% in the prior year, primarily driven by lapping prior year amortization expenses and sales leverage. This expansion was partially offset by digital investments.

Q4 Channel Development Segment Results

	Quarter Ended		Change (%)
($ in millions)	Oct 1, 2023	Oct 2, 2022
Revenues	$486.1	$483.7	0%
Operating Income	$271.2	$244.6	11%
Operating Margin	55.8%	50.6%	520 bps

Net revenues for the Channel Development segment of $486.1 million in Q4 FY23 were relatively flat to Q4 FY22, driven by an increase in revenue in the Global Coffee Alliance partially offset by a decrease in global ready-to-drink revenue.

Operating income increased to $271.2 million in Q4 FY23 compared to $244.6 million in Q4 FY22. Operating margin of 55.8% expanded from 50.6% in the prior year, primarily driven by growth in our North American Coffee Partnership joint venture income.

Fiscal 2024 Financial Targets

The company will discuss fiscal year 2024 financial targets during its Q4 FY23 and full year earnings conference call starting today at 7:00 a.m. Eastern Time. The company will also host a Reinvention update and holiday launch later today at 4:00 p.m. Eastern Time. These items can be accessed on the company's Investor Relations website during and after the call and event. The company uses its website as a tool to disclose important information about the company and comply with its disclosure obligations under Regulation Fair Disclosure.

Company Updates

1.In September, the company celebrated five years of the Global Coffee Alliance with Nestlé. The alliance was established in 2018, to combine the coffee expertise and strength of the Starbucks brand with Nestlé’s proprietary coffee platforms, manufacturing and market reach.

2.In September, the company celebrated opening its 20,000th International store in the United Kingdom, marking its 25th anniversary in the market.

3.In September, the company announced Howard Schultz, the company’s modern-day founder and chairman emeritus, would step down from the company's Board of Directors, and Wei Zhang, former Senior Advisor and President of Alibaba Pictures Group, would join the company's Board of Directors.

4.In September, the company announced Molly Liu as executive vice president and co-chief executive officer of Starbucks China.

5.In September, the company announced the opening of its China Coffee Innovation Park, holding the distinction of being designed to be the company's most energy efficient and sustainable coffee manufacturing and distribution center in the world.

6.In October, the company celebrated the 20th year of the iconic Pumpkin Spice Latte, which is the company's most popular seasonal beverage and is enjoyed by customers worldwide every Fall.

7.In Q4 FY23, the company repurchased 3.1 million shares of common stock valued at $301.6 million, bringing total shares repurchased this fiscal year to $1.0 billion; approximately 42.6 million shares remain available for purchase under the current authorization.

8.The board of directors declared a cash dividend of $0.57 per share, payable on November 24, 2023, to shareholders of record on November 10, 2023. The company had 54 consecutive quarters of dividend payouts with CAGR of approximately 20%.

Conference Call
Starbucks will hold a conference call today at 7:00 a.m. Eastern Time, which will be hosted by Laxman Narasimhan, ceo, and Rachel Ruggeri, cfo. The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available until end of day Friday, December 1, 2023.

About Starbucks
Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with more than 38,000 stores worldwide, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at stories.starbucks.com or www.starbucks.com.

Forward-Looking Statements
Certain statements contained herein and in our investor conference call related to these results are “forward-looking” statements within the meaning of applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. By their nature, forward-looking statements involve risks, uncertainties, and other factors (many beyond our control) that could cause our actual results to differ materially from our historical experience or from our current expectations or projections. Our forward-looking statements, and the risks and uncertainties related thereto, include, but are not limited to, those described under the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings with the SEC, as well as:

•our ability to preserve, grow and leverage our brands;
•the acceptance of the company’s products and changes in consumer preferences, consumption, or spending behavior and our ability to anticipate or react to them; shifts in demographic or health and wellness trends; or unfavorable consumer reaction to new products, platforms, reformulations, or other innovations;
•the costs associated with, and the successful execution and effects of, our existing and any future business opportunities, expansions, initiatives, strategies, investments and plans, including our Reinvention Plan;
•the impacts of partner investments and changes in the availability and cost of labor including any union organizing efforts and our responses to such efforts;
•the ability of our business partners, suppliers and third-party providers to fulfill their responsibilities and commitments;
•higher costs, lower quality, or unavailability of coffee, dairy, energy, water, raw materials, or product ingredients;
•the impact of significant increases in logistics costs;
•unfavorable global or regional economic conditions and related economic slowdowns or recessions, low consumer confidence, high unemployment, weak credit or capital markets, budget deficits, burdensome government debt, austerity measures, higher interest rates, higher taxes, political instability, higher inflation, or deflation;
•inherent risks of operating a global business including geopolitical instability;
•failure to attract or retain key executive or partner talent or successfully transition executives;
•the potential negative effects of incidents involving food or beverage-borne illnesses, tampering, adulteration, contamination or mislabeling;
•negative publicity related to our company, products, brands, marketing, executive leadership, partners, board of directors, founder, operations, business performance, or prospects;
•potential negative effects of a material breach, failure, or corruption of our information technology systems or those of our direct and indirect business partners, suppliers or third-party providers, or failure to comply with personal data protection laws;
•our environmental, social and governance (“ESG”) efforts and any reaction related thereto such as the rise in opposition to ESG and inclusion and diversity efforts;
•risks associated with acquisitions, dispositions, business partnerships, or investments – such as acquisition integration, termination difficulties or costs or impairment in recorded value;
•the impact of foreign currency translation, particularly a stronger U.S. dollar;
•the impact of substantial competition from new entrants, consolidations by competitors, and other competitive activities, such as pricing actions (including price reductions, promotions, discounting, couponing, or free goods), marketing, category expansion, product introductions, or entry or expansion in our geographic markets;
•the impact of changes in U.S. tax law and related guidance and regulations that may be implemented, including on tax rates and the Inflation Reduction Act of 2022;

•the impact of health epidemics, pandemics or other public health events on our business and financial results, and the risk of negative economic impacts and related regulatory measures or voluntary actions that may be put in place, including restrictions on business operations or social distancing requirements, and the duration and efficacy of such restrictions;
•failure to comply with anti-corruption laws, trade sanctions and restrictions or similar laws or regulations; and
•the impact of significant legal disputes and proceedings, or government investigations.

A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this report. We are under no obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Key Metrics
The company's financial results and long-term growth model will continue to be driven by new store openings, comparable store sales growth and operating margin management. We believe these key operating metrics are useful to investors because management uses these metrics to assess the growth of our business and the effectiveness of our marketing and operational strategies.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
Tiffany Willis	Reggie Borges
investorrelations@starbucks.com	press@starbucks.com

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Oct 1, 2023	Oct 2, 2022	% Change	Oct 1, 2023	Oct 2, 2022

				As a % of total net revenues
Net revenues:
Company-operated stores	$7,679.9	$6,901.4	11.3%	81.9%	82.0%
Licensed stores	1,187.5	998.4	18.9	12.7	11.9
Other	506.2	514.4	(1.6)	5.4	6.1
Total net revenues	9,373.6	8,414.2	11.4	100.0	100.0
Product and distribution costs	2,933.1	2,711.0	8.2	31.3	32.2
Store operating expenses	3,721.3	3,544.7	5.0	39.7	42.1
Other operating expenses	145.2	123.1	18.0	1.5	1.5
Depreciation and amortization expenses	351.4	357.4	(1.7)	3.7	4.2
General and administrative expenses	635.8	538.0	18.2	6.8	6.4
Restructuring and impairments	—	35.1	nm	—	0.4
Total operating expenses	7,786.8	7,309.3	6.5	83.1	86.9
Income from equity investees	119.4	90.6	31.8	1.3	1.1
Operating income	1,706.2	1,195.5	42.7	18.2	14.2
Interest income and other, net	30.1	31.0	(2.9)	0.3	0.4
Interest expense	(143.2)	(125.3)	14.3	(1.5)	(1.5)
Earnings before income taxes	1,593.1	1,101.2	44.7	17.0	13.1
Income tax expense	373.8	222.7	67.8	4.0	2.6
Net earnings including noncontrolling interests	1,219.3	878.5	38.8	13.0	10.4
Net earnings attributable to noncontrolling interests	0.0	0.2	nm	0.0	0.0
Net earnings attributable to Starbucks	$1,219.3	$878.3	38.8	13.0%	10.4%
Net earnings per common share - diluted	$1.06	$0.76	39.5%
Weighted avg. shares outstanding - diluted	1,149.4	1,152.5
Cash dividends declared per share	$0.57	$0.53
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				48.5%	51.4%
Effective tax rate including noncontrolling interests				23.5%	20.2%

	Year Ended			Year Ended
	Oct 1, 2023	Oct 2, 2022	% Change	Oct 1, 2023	Oct 2, 2022

				As a % of total net revenues
Net revenues:
Company-operated stores	$29,462.3	$26,576.1	10.9%	81.9%	82.4%
Licensed stores	4,512.7	3,655.5	23.4	12.5	11.3
Other	2,000.6	2,018.7	(0.9)	5.6	6.3
Total net revenues	35,975.6	32,250.3	11.6	100.0	100.0
Product and distribution costs	11,409.1	10,317.4	10.6	31.7	32.0
Store operating expenses	14,720.3	13,561.8	8.5	40.9	42.1
Other operating expenses	539.4	461.5	16.9	1.5	1.4
Depreciation and amortization expenses	1,362.6	1,447.9	(5.9)	3.8	4.5
General and administrative expenses	2,441.3	2,032.0	20.1	6.8	6.3
Restructuring and impairments	21.8	46.0	(52.6)	0.1	0.1
Total operating expenses	30,494.5	27,866.6	9.4	84.8	86.4
Income from equity investees	298.4	234.1	27.5	0.8	0.7
Gain from sale of assets	91.3	—	nm	0.3	—
Operating income	5,870.8	4,617.8	27.1	16.3	14.3
Interest income and other, net	81.2	97.0	(16.3)	0.2	0.3
Interest expense	(550.1)	(482.9)	13.9	(1.5)	(1.5)
Earnings before income taxes	5,401.9	4,231.9	27.6	15.0	13.1
Income tax expense	1,277.2	948.5	34.7	3.6	2.9
Net earnings including noncontrolling interests	4,124.7	3,283.4	25.6	11.5	10.2
Net earnings attributable to noncontrolling interests	0.2	1.8	(88.9)	0.0	0.0
Net earnings attributable to Starbucks	$4,124.5	$3,281.6	25.7	11.5%	10.2%
Net earnings per common share - diluted	$3.58	$2.83	26.5%
Weighted avg. shares outstanding - diluted	1,151.3	1,158.5
Cash dividends declared per share	$2.16	$2.00
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				50.0%	51.0%
Effective tax rate including noncontrolling interests				23.6%	22.4%

Segment Results (in millions)

North America

	Oct 1, 2023	Oct 2, 2022	% Change	Oct 1, 2023	Oct 2, 2022
Quarter Ended				As a % of North America total net revenues
Net revenues:
Company-operated stores	$6,211.5	$5,550.5	11.9%	90.0%	90.5%
Licensed stores	685.9	583.4	17.6	9.9	9.5
Other	2.6	0.5	420.0	0.0	0.0
Total net revenues	6,900.0	6,134.4	12.5	100.0	100.0
Product and distribution costs	1,905.7	1,770.6	7.6	27.6	28.9
Store operating expenses	2,986.0	2,862.2	4.3	43.3	46.7
Other operating expenses	67.1	51.4	30.5	1.0	0.8
Depreciation and amortization expenses	236.6	205.2	15.3	3.4	3.3
General and administrative expenses	103.2	78.8	31.0	1.5	1.3
Restructuring and impairments	—	24.4	nm	—	0.4
Total operating expenses	5,298.6	4,992.6	6.1	76.8	81.4
Operating income	$1,601.4	$1,141.8	40.3%	23.2%	18.6%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				48.1%	51.6%

Year Ended
Net revenues:
Company-operated stores	$23,905.4	$21,214.2	12.7%	90.0%	90.8%
Licensed stores	2,659.1	2,150.5	23.7	10.0	9.2
Other	5.1	6.1	(16.4)	0.0	0.0
Total net revenues	26,569.6	23,370.8	13.7	100.0	100.0
Product and distribution costs	7,530.4	6,677.2	12.8	28.3	28.6
Store operating expenses	11,959.2	10,860.0	10.1	45.0	46.5
Other operating expenses	263.8	202.1	30.5	1.0	0.9
Depreciation and amortization expenses	910.1	808.4	12.6	3.4	3.5
General and administrative expenses	389.7	303.3	28.5	1.5	1.3
Restructuring and impairments	20.7	33.3	(37.8)	0.1	0.1
Total operating expenses	21,073.9	18,884.3	11.6	79.3	80.8
Operating income	$5,495.7	$4,486.5	22.5%	20.7%	19.2%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				50.0%	51.2%

International

	Oct 1, 2023	Oct 2, 2022	% Change	Oct 1, 2023	Oct 2, 2022
Quarter Ended				As a % of International total net revenues
Net revenues:
Company-operated stores	$1,468.4	$1,350.9	8.7%	74.2%	76.0%
Licensed stores	501.6	415.0	20.9	25.3	23.4
Other	9.9	11.1	(10.8)	0.5	0.6
Total net revenues	1,979.9	1,777.0	11.4	100.0	100.0
Product and distribution costs	704.7	611.0	15.3	35.6	34.4
Store operating expenses	735.3	682.5	7.7	37.1	38.4
Other operating expenses	64.0	52.4	22.1	3.2	2.9
Depreciation and amortization expenses	84.3	121.5	(30.6)	4.3	6.8
General and administrative expenses	91.0	92.6	(1.7)	4.6	5.2
Total operating expenses	1,679.3	1,560.0	7.6	84.8	87.8
Income from equity investees	0.7	0.6	16.7	0.0	0.0
Operating income	$301.3	$217.6	38.5%	15.2%	12.2%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				50.1%	50.5%

Year Ended
Net revenues:
Company-operated stores	$5,556.9	$5,361.9	3.6%	74.2%	77.3%
Licensed stores	1,853.6	1,505.0	23.2	24.8	21.7
Other	77.1	73.2	5.3	1.0	1.1
Total net revenues	7,487.6	6,940.1	7.9	100.0	100.0
Product and distribution costs	2,608.4	2,357.7	10.6	34.8	34.0
Store operating expenses	2,761.1	2,701.8	2.2	36.9	38.9
Other operating expenses	219.0	191.4	14.4	2.9	2.8
Depreciation and amortization expenses	335.1	513.0	(34.7)	4.5	7.4
General and administrative expenses	335.8	345.3	(2.8)	4.5	5.0
Total operating expenses	6,259.4	6,109.2	2.5	83.6	88.0
Income from equity investees	2.7	2.3	17.4	0.0	0.0
Operating income	$1,230.9	$833.2	47.7%	16.4%	12.0%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				49.7%	50.4%

Channel Development

	Oct 1, 2023	Oct 2, 2022	% Change	Oct 1, 2023	Oct 2, 2022
Quarter Ended				As a % of Channel Development total net revenues
Net revenues	$486.1	$483.7	0.5%
Product and distribution costs	317.3	309.0	2.7	65.3%	63.9%
Other operating expenses	14.0	16.0	(12.5)	2.9	3.3
Depreciation and amortization expenses	0.0	0.0	nm	0.0	0.0
General and administrative expenses	2.3	4.1	(43.9)	0.5	0.8
Total operating expenses	333.6	329.1	1.4	68.6	68.0
Income from equity investees	118.7	90.0	31.9	24.4	18.6
Operating income	$271.2	$244.6	10.9%	55.8%	50.6%

Year Ended
Net revenues	$1,893.8	$1,843.6	2.7%
Product and distribution costs	1,250.1	1,194.2	4.7	66.0%	64.8%
Other operating expenses	54.6	51.6	5.8	2.9	2.8
Depreciation and amortization expenses	0.1	0.1	nm	0.0	0.0
General and administrative expenses	8.4	12.2	(31.1)	0.4	0.7
Total operating expenses	1,313.2	1,258.1	4.4	69.3	68.2
Income from equity investees	295.7	231.8	27.6	15.6	12.6
Gain from sale of assets	91.3	—	nm	4.8	—
Operating income	$967.6	$817.3	18.4%	51.1%	44.3%

Corporate and Other

	Oct 1, 2023	Oct 2, 2022	% Change

Quarter Ended
Net revenues	$7.6	$19.1	(60.2)%
Product and distribution costs	5.4	20.4	(73.5)
Other operating expenses	0.1	3.3	(97.0)
Depreciation and amortization expenses	30.5	30.7	(0.7)
General and administrative expenses	439.3	362.5	21.2
Restructuring and impairments	—	10.7	nm
Total operating expenses	475.3	427.6	11.2
Operating loss	$(467.7)	$(408.5)	14.5%

Year Ended
Net revenues	$24.6	$95.8	(74.3)%
Product and distribution costs	20.2	88.3	(77.1)
Other operating expenses	2.0	16.4	(87.8)
Depreciation and amortization expenses	117.3	126.4	(7.2)
General and administrative expenses	1,707.4	1,371.2	24.5
Restructuring and impairments	1.1	12.7	(91.3)
Total operating expenses	1,848.0	1,615.0	14.4
Operating loss	$(1,823.4)	$(1,519.2)	20.0%

STARBUCKS CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited, in millions, except per share data)

	Oct 1, 2023	Oct 2, 2022
ASSETS
Current assets:
Cash and cash equivalents	$3,551.5	$2,818.4
Short-term investments	401.5	364.5
Accounts receivable, net	1,184.1	1,175.5
Inventories	1,806.4	2,176.6
Prepaid expenses and other current assets	359.9	483.7
Total current assets	7,303.4	7,018.7
Long-term investments	247.4	279.1
Equity investments	439.9	311.2
Property, plant and equipment, net	7,387.1	6,560.5
Operating lease, right-of-use asset	8,412.6	8,015.6
Deferred income taxes, net	1,769.8	1,799.7
Other long-term assets	546.5	554.2
Other intangible assets	120.5	155.9
Goodwill	3,218.3	3,283.5
TOTAL ASSETS	$29,445.5	$27,978.4
LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIT)
Current liabilities:
Accounts payable	$1,544.3	$1,441.4
Accrued liabilities	2,145.1	2,137.1
Accrued payroll and benefits	828.3	761.7
Current portion of operating lease liability	1,275.3	1,245.7
Stored value card liability and current portion of deferred revenue	1,700.2	1,641.9
Short-term debt	33.5	175.0
Current portion of long-term debt	1,818.6	1,749.0
Total current liabilities	9,345.3	9,151.8
Long-term debt	13,547.6	13,119.9
Operating lease liability	7,924.8	7,515.2
Deferred revenue	6,101.8	6,279.7
Other long-term liabilities	513.8	610.5
Total liabilities	37,433.3	36,677.1
Shareholders’ deficit:
Common stock ($0.001 par value) — authorized, 2,400.0 shares; issued and outstanding, 1,142.6 and 1,147.9 shares, respectively	1.1	1.1
Additional paid-in capital	38.1	205.3
Retained deficit	(7,255.8)	(8,449.8)
Accumulated other comprehensive income/(loss)	(778.2)	(463.2)
Total shareholders’ deficit	(7,994.8)	(8,706.6)
Noncontrolling interests	7.0	7.9
Total deficit	(7,987.8)	(8,698.7)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY/(DEFICIT)	$29,445.5	$27,978.4

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in millions)

	Year Ended
	Oct 1, 2023	Oct 2, 2022	Oct 3, 2021
OPERATING ACTIVITIES:
Net earnings including noncontrolling interests	$4,124.7	$3,283.4	$4,200.3
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,450.3	1,529.4	1,524.1
Deferred income taxes, net	(59.4)	(37.8)	(146.2)
Income earned from equity method investees	(301.8)	(268.7)	(347.3)
Distributions received from equity method investees	222.8	231.2	336.0
Gain on sale of assets	(91.3)	—	—
Net gain resulting from divestiture of certain operations	—	—	(864.5)
Stock-based compensation	302.7	271.5	319.1
Non-cash lease costs	1,365.9	1,497.7	1,248.6
Loss on retirement and impairment of assets	101.4	91.4	226.2
Other	26.8	(67.8)	(6.0)
Cash provided by/(used in) changes in operating assets and liabilities:
Accounts receivable	(4.1)	(326.1)	(43.0)
Inventories	366.4	(641.0)	(49.8)
Income taxes payable	52.5	(149.6)	286.1
Accounts payable	100.1	345.5	189.9
Deferred revenue	(110.8)	(75.8)	(6.1)
Operating lease liability	(1,443.8)	(1,625.6)	(1,488.1)
Other operating assets and liabilities	(93.7)	339.6	609.8
Net cash provided by operating activities	6,008.7	4,397.3	5,989.1
INVESTING ACTIVITIES:
Purchases of investments	(610.5)	(377.9)	(432.0)
Sales of investments	2.5	72.6	143.2
Maturities and calls of investments	616.9	67.3	345.5
Additions to property, plant and equipment	(2,333.6)	(1,841.3)	(1,470.0)
Proceeds from sale of assets	110.0	—	—
Net proceeds from the divestiture of certain operations	—	59.3	1,175.0
Other	(56.1)	(126.3)	(81.2)
Net cash used in investing activities	(2,270.8)	(2,146.3)	(319.5)
FINANCING ACTIVITIES:
Net (payments)/proceeds from issuance of commercial paper	(175.0)	175.0	(296.5)
Net proceeds from issuance of short-term debt	114.6	36.6	215.1
Repayments of short-term debt	(78.8)	(36.6)	(349.8)
Net proceeds from issuance of long-term debt	1,497.8	1,498.1	—
Repayments of long-term debt	(1,000.0)	(1,000.0)	(1,250.0)
Proceeds from issuance of common stock	167.4	101.6	246.2
Cash dividends paid	(2,431.8)	(2,263.3)	(2,119.0)
Repurchase of common stock	(984.4)	(4,013.0)	—
Minimum tax withholdings on share-based awards	(89.3)	(127.2)	(97.0)
Other	(11.1)	(9.2)	—
Net cash used in financing activities	(2,990.6)	(5,638.0)	(3,651.0)
Effect of exchange rate changes on cash and cash equivalents	(14.2)	(250.3)	86.2
Net increase/(decrease) in cash and cash equivalents	733.1	(3,637.3)	2,104.8
CASH AND CASH EQUIVALENTS:
Beginning of period	2,818.4	6,455.7	4,350.9
End of period	$3,551.5	$2,818.4	$6,455.7
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest, net of capitalized interest	$524.3	$474.7	$501.1
Income taxes	$1,294.2	$1,157.6	$756.3

Supplemental Information

The following supplemental information is provided for historical and comparative purposes.
U.S. Supplemental Data

	Quarter Ended		Change (%)
($ in millions)	Oct 1, 2023	Oct 2, 2022
Revenues	$6,425.0	$5,703.3	13%
Change in Comparable Store Sales (1)	8%	11%
Change in Transactions	2%	1%
Change in Ticket	6%	10%
Store Count	16,352	15,878	3%
(1)Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude Siren Retail stores. Stores that are temporarily closed or operating at reduced hours due to the COVID-19 pandemic remain in comparable store sales while stores identified for permanent closure have been removed.

China Supplemental Data

	Quarter Ended		Change (%)
($ in millions)	Oct 1, 2023	Oct 2, 2022
Revenues	$840.6	$775.6	8%
Change in Comparable Store Sales (1)	5%	(16)%
Change in Transactions	8%	(17)%
Change in Ticket	(3)%	1%
Store Count	6,806	6,021	13%
(1)Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours due to the COVID-19 pandemic remain in comparable store sales while stores identified for permanent closure have been removed.

Store Data

	Net stores opened/(closed) and transferred during the period
	Quarter Ended		Year Ended		Stores open as of
	Oct 1, 2023	Oct 2, 2022	Oct 1, 2023	Oct 2, 2022	Oct 1, 2023	Oct 2, 2022
North America:
Company-operated stores	176	166	412	355	10,628	10,216
Licensed stores	42	79	103	114	7,182	7,079
Total North America	218	245	515	469	17,810	17,295
International:
Company-operated stores	384	320	927	765	8,964	8,037
Licensed stores	214	198	885	644	11,264	10,379
Total International	598	518	1,812	1,409	20,228	18,416
Total Company	816	763	2,327	1,878	38,038	35,711

Non-GAAP Disclosure

In addition to the GAAP results provided in this release, the company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, generally accepted accounting principles in the United States. Our non-GAAP financial measures of non-GAAP general and administrative expenses (G&A), non-GAAP operating income, non-GAAP operating income growth, non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings per share exclude the below-listed items and their related tax impacts, as they do not contribute to a meaningful evaluation of the company’s future operating performance or comparisons to the company's past operating performance. The GAAP measures most directly comparable to non-GAAP G&A, non-GAAP operating income, non-GAAP operating income growth, non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings per share are general and administrative expenses, operating income, operating income growth, operating margin, effective tax rate and diluted net earnings per share, respectively.

Non-GAAP Exclusion	Rationale
Restructuring and impairment costs	Management excludes restructuring and impairment costs for reasons discussed above. These expenses are anticipated to be completed within a finite period of time.
Transaction and integration-related costs
Management excludes transaction and integration costs, primarily amortization, of the acquired intangible assets for reasons discussed above. Additionally, we incur certain costs associated with certain divestiture activities. The majority of these costs will be recognized over a finite period of time.

Gain on sale of assets	Management excludes the gain related to the sale of assets to Nestlé, primarily consisting of intellectual properties associated with the Seattle's Best Coffee brand, as these items do not reflect future gains or tax impacts for reasons discussed above.
Sale of certain joint venture operations and retail operations	Management excludes the gain or loss, and subsequent adjustments, if any, related to the sale of certain joint venture and retail operations as these activities were specific to the sale and for reasons discussed above.

Non-GAAP G&A, non-GAAP operating income, non-GAAP operating income growth, non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings per share may have limitations as analytical tools. These measures should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in millions except per share data)

	Quarter Ended (1)
Consolidated	Oct 1, 2023	Oct 2, 2022	Change
Operating income, as reported (GAAP)	$1,706.2	$1,195.5	42.7%
Restructuring and impairment costs (2)	—	35.1
Transaction and integration-related costs (3)	—	42.0
Non-GAAP operating income	$1,706.2	$1,272.6	34.1%

Operating margin, as reported (GAAP)	18.2%	14.2%	400 bps
Restructuring and impairment costs (2)	—	0.4
Transaction and integration-related costs (3)	—	0.5
Non-GAAP operating margin	18.2%	15.1%	310 bps

Diluted net earnings per share, as reported (GAAP)	$1.06	$0.76	39.5%
Restructuring and impairment costs (2)	—	0.03
Transaction and integration-related costs (3)	—	0.04
Income tax effect on Non-GAAP adjustments (4)	—	(0.02)
Non-GAAP EPS	$1.06	$0.81	30.9%
(1)Certain numbers may not foot due to rounding convention.
(2)Represents costs associated with our restructuring efforts.
(3)The fourth quarter of fiscal 2022 includes amortization expense of acquired intangible assets associated with the acquisition of East China and other expenses associated with the sale of our Evolution Fresh business.
(4)Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in millions except per share data)

	Year Ended (1)
Consolidated	Oct 1, 2023	Oct 2, 2022	Change
Operating income, as reported (GAAP)	$5,870.8	$4,617.8	27.1%
Restructuring and impairment costs (2)	21.8	46.0
Transaction and integration-related costs (3)	0.1	191.2
Gain on sale of assets	(91.3)	—
Non-GAAP operating income	$5,801.4	$4,855.0	19.5%

Operating margin, as reported (GAAP)	16.3%	14.3%	200 bps
Restructuring and impairment costs (2)	0.1	0.1
Transaction and integration-related costs (3)	—	0.6
Gain on sales of assets	(0.3)	—
Non-GAAP operating margin	16.1%	15.1%	100 bps

Diluted net earnings per share, as reported (GAAP)	$3.58	$2.83	26.5%
Restructuring and impairment costs (2)	0.02	0.04
Transaction and integration-related costs (3)	0.00	0.17
Gain on sale of assets	(0.08)	—
Gain resulting from divestiture of certain company-operated business and joint venture operations	—	(0.01)
Correction of prior year estimated tax expense (4)	—	(0.02)
Income tax effect on Non-GAAP adjustments (5)	0.02	(0.05)
Non-GAAP EPS	$3.54	$2.96	19.6%
(1)Certain numbers may not foot due to rounding convention.
(2)Represents costs associated with our restructuring efforts.
(3)Fiscal 2023 includes transaction-related expenses related to the sale of our Seattle's Best Coffee brand. Fiscal 2022 includes amortization expense of acquired intangible assets associated with the acquisition of East China as well as other expenses associated with our Russia market exit and with the sale of our Evolution Fresh business.
(4)Represents a beneficial return-to-provision adjustment related to the prior year divestiture of certain joint venture operations that also received non-GAAP treatment.
(5)Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

Q4 YTD FY23 NON-GAAP DISCLOSURE DETAILS
(in millions and before income taxes)

Q4 YTD FY23	North America	International	Channel Development		Corporate and Other		Consolidated
Statement of Earnings Line Item	Restructuring and Impairment Costs	Transaction and Integration-Related Costs	Transaction and Integration-Related Costs	Gain on Sale of Assets	Transaction and Integration-Related Costs	Restructuring and Impairment Costs	Total Non-GAAP Adjustment
Other operating expenses	$—	$—	$0.3	$—	$(0.2)	$—	$0.1
Restructuring and impairments	20.7	—	—	—	—	1.1	21.8
Gain on sale of assets	—	—	—	(91.3)	—	—	(91.3)
Total impact to operating income	$(20.7)	$—	$(0.3)	$91.3	$0.2	$(1.1)	$69.4

Non-Operating gain
Interest income and other, net							$(6.9)